UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange

Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on April 25, 2022, Twitter, Inc. (“Twitter”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with X Holdings I, Inc. (“Parent”), X Holdings II, Inc., a wholly owned subsidiary of Parent (“Acquisition Sub”), and, solely for the purpose of certain provisions of the Merger Agreement, Elon R. Musk. The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into Twitter (the “Merger”), with Twitter surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent is wholly owned by Mr. Musk.

On July 8, 2022, Twitter received a notice of purported termination of the Merger Agreement (the “Notice”). Also on July 8, 2022, Twitter issued a press release concerning the Notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

On July 10, 2022, representatives of Twitter sent representatives of Mr. Musk a letter regarding the Notice. A copy of the letter is attached as Exhibit 99.2 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Twitter, Inc., dated July 8, 2022.

99.2	Letter, dated July 10, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde

Vijaya Gadde Chief Legal Officer

Date:   July 11, 2022

Exhibit 99.1

July 8, 2022

Twitter Board Confident in Merger Agreement and Intends to Close Transaction at $54.20 Per Share Price

SAN FRANCISCO, July 8, 2022 /PRNewswire/ -- Twitter, Inc. (NYSE: TWTR) today received a notice of purported termination from Elon Musk and the Twitter Board issued the following statement in response:

We are committed to closing the transaction on the price and terms agreed upon with Mr. Musk and plan to pursue legal action to enforce the merger agreement. We are confident we will prevail in the Delaware Court of Chancery.

About Twitter, Inc. (NYSE: TWTR)

Twitter is what’s happening and what people are talking about right now. To learn more, visit about.twitter.com and follow @Twitter. Let’s talk.

Additional Information and Where to Find It

On May 17, 2022, Twitter filed a preliminary proxy statement in connection with its Special Meeting of Stockholders (the “Special Meeting”) related to the pending acquisition of Twitter (the “Transaction”). Prior to the Special Meeting, Twitter will furnish a definitive proxy statement to its stockholders, together with a proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Twitter’s stockholders is available in Twitter’s preliminary proxy statement.

Stockholders may obtain, free of charge, Twitter’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Twitter with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive proxy statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Special Meeting will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including related to the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Twitter’s assumptions prove incorrect, Twitter’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Twitter’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Twitter’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Twitter files with the SEC, including Twitter’s Annual Report on Form 10-K filed with the SEC on February 16, 2022, and Quarterly Report on Form 10-Q filed with the SEC on May 2, 2022, which may be obtained on the investor relations section of Twitter’s website (https://investor.twitterinc.com). All forward-looking statements in this communication are based on information available to Twitter as of the date of this communication, and Twitter does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investors:

ir@twitter.com

Press:

press@twitter.com

Exhibit 99.2

July 10, 2022

By E-mail

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301

Attention:    Mike Ringler

          Sonia K. Nijar

          Dohyun Kim

Re:    Purported Termination of Agreement and Plan of Merger

Dear Mr. Ringler:

This letter is sent on behalf of Twitter, Inc. (“Twitter” or “the Company”) in response to your July 8, 2022 letter, in which X Holdings I, Inc. purports to terminate the Agreement and Plan of Merger (the “Agreement”) by and among Twitter, X Holdings I, Inc. (“Parent”), X Holdings II, Inc. (“Acquisition Sub”), and Elon R. Musk (together with Parent and Acquisition Sub, the “Musk Parties”). Capitalized terms used here and not otherwise defined have the meanings ascribed to them in the Agreement.

Mr. Musk’s and the other Musk Parties’ purported termination is invalid and wrongful, and it constitutes a repudiation of their obligations under the Agreement. Contrary to the assertions in your letter, Twitter has breached none of its obligations under the Agreement, and Twitter has not suffered and is not likely to suffer a Company Material Adverse Effect. The purported termination is invalid for the independent reason that Mr. Musk and the other Musk Parties have knowingly, intentionally, willfully, and materially breached the Agreement, including but not limited to Sections 6.3, 6.8, and 6.10 thereof. The Agreement is not terminated, the Bank Debt Commitment Letter and the Equity Commitment Letter remain in effect, and Twitter demands that Mr. Musk and the other Musk Parties comply with their obligations under the Agreement, including their obligations to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Agreement (including by taking all steps necessary to obtain a favorable outcome under the United Kingdom’s National Security and Investment Act 2021), the Bank Debt Commitment Letter, and the Equity Commitment Letter. As it has done, Twitter will continue to provide information reasonably requested by Mr. Musk under the Agreement and to diligently take all measures required to close the transaction.

Twitter reserves all contractual, legal, and other rights, including its right to specifically enforce the Musk Parties’ obligations under the Agreement.

Sincerely,

/s/ William Savitt

William Savitt
Wachtell, Lipton, Rosen & Katz

cc:

Vijaya Gadde, Twitter, Inc.

Martin W. Korman, Wilson Sonsini Goodrich & Rosati, P.C.

Brad Sorrels, Wilson Sonsini Goodrich & Rosati, P.C.

Alan M. Klein, Simpson Thacher & Bartlett LLP

Elon Musk

X Holdings I, Inc.

X Holdings II, Inc.

Alex Spiro, Quinn Emanuel Urquhart & Sullivan, LLP

Andrew Rossman, Quinn Emanuel Urquhart & Sullivan, LLP

James A. Florack, Davis Polk & Wardwell LLP, as counsel to the Debt Financing Sources party to the Bank Debt Commitment Letter